Exhibit 99.1

McorpCX, Inc. Announces the Appointment of Rajesh Makhija as President and Chief Executive Officer

San Francisco, CA, June 11, 2019 (PRNewswire) -- Customer experience consulting and solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) is pleased to announce the appointment of Mr. Rajesh Makhija as President and Chief Executive Officer, effective June 7, 2019.

“I believe McorpCX is one of the leading companies that enhance customer and employee experience (”CX”), brand, and loyalty by leveraging data across all customer touchpoints. I couldn’t be more excited to be part of this organization, which I believe delivers high quality service and innovative solutions to a very marquee set of clients” said Mr. Makhija. “The opportunity ahead for McorpCX is vast, and a big part of my job will be to accelerate and expand the portfolio of solutions, through both organic and inorganic means, in order to drive value for our shareholders, and bring comprehensive CX solutions to our customers.”

Most recently, Mr. Makhija was simultaneously CEO of leading Policy Administration Software product companies Wyde (Life/P&C Insurance) and Eldorado (Health Insurance), both part of Mphasis, a $1Billion Blackstone majority owned IT services firm. In recognition of his performance in transforming these businesses, he was awarded the Gold Stevie Award for "Executive of the Year" and due to his work at Eldorado he received the Bronze Award for "Company of the Year" at the 2017 American Business Awards. In addition, Mr. Makhija also served as Chief M&A Officer and Chief Marketing Officer for Mphasis Group.

Mr. Makhija holds a degree in Electronics Engineering and an MBA (PGDM) from IIM, Ahmedabad. He is also an Alumni of Wharton Business School, University of Pennsylvania, having completed the Advanced Management Program.

Mr. Makhija succeeds Gregg Budoi, who while stepping down from the position of Interim CEO and President will remain a member of the McorpCX Board of Directors. “I joined the Company to serve as the Interim CEO and President while we searched for a leader with a demonstrated track record of growing technology-enhanced consultative and analytics companies” stated Mr. Budoi. “In joining McorpCX, I believe Mr. Makhija brings the expertise necessary to facilitate our continued organic growth while seeking complimentary platform companies or technologies to further our consultative CX business.”

Commencing in the fall of 2017, McorpCX dedicated its resources toward growing its CX consulting business. This strategic shift allowed the Company to broaden its client base and further deepen its relationships with existing clients in order to have a more robust platform upon which to grow, resulting in a 59% revenue growth rate from the year ending December 31, 2017 to the year ended December 31, 2018.

“While we have been pleased with our continued growth, we are looking forward to Mr. Makhija bringing his proven experience in accelerating performance for and leading fast-growth services companies that leverage technology and software platforms.” said Michael Hinshaw, Chairman of McorpCX’s Board of Directors. “Further, we believe that he will provide us significant support in continuing our journey toward expanding our offerings across industries, augmenting and leveraging new products and services to enhance our existing consultative and data analytics abilities.”

Mr. Makhija will also be joining the McorpCX Board of Directors. With this appointment, the McorpCX Board of Directors will comprise five directors, three of whom are independent.

About McorpCX

McorpCX (http://mcorp.cx) is a customer experience services company targeting the Global Customer Experience Management (CXM) market, estimated by marketsandmarkets to grow from USD 7.8 Billion in 2019 to 14.5 Billion USD by 2022, at a CAGR of 13.3% during this period. Customers range from Fortune 100 brands to fast-moving mid-market leaders and other customer-centric companies. McorpCX is focused on pursuing value-enhancing growth opportunities for its shareholders.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Investors: ir@mcorp.cx

Website: http://mcorp.cx

Twitter: @McorpCX (https://twitter.com/mcorpcx)

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include statements relating to the Company's business and operations as well as the anticipated growth Global Customer Experience Management (CEM) market. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

SOURCE McorpCX, Inc.